Exhibit 99.1

XpresSpa Group Begins Construction of New XpresCheck™ COVID-19 Testing Facility at Logan International Airport in Boston

Expected to Commence Operations by November

First Presence Outside the New York Metro Area

NEW YORK, October 9, 2020 - XpresSpa Group, Inc. (Nasdaq: XSPA) (“XpresSpa” or the “Company”), a health and wellness company, today announced that it has begun construction of an XpresCheck™ COVID-19 testing facility at Boston Logan International Airport that is expected to be fully operational by November.

XpresCheck is currently building a modular constructed testing facility within the International Arrival area, pre security Terminal E, that is expected to host seven separate testing rooms with an anticipated capacity to administer over 400 tests per day. COVID-19 testing options will include a rapid molecular COVID-19 test, the Polymerase Chain Reaction (PCR) Test, and the Blood Antibody Test. All three tests are similarly offered at the XpresCheck locations in JFK International Airport and Newark Liberty International Airport.

Doug Satzman, XpresSpa CEO, stated, "We are eager to launch XpresCheck at Boston Logan International Airport, which will be our third COVID-19 testing facility this fall. We believe that our current presence in JFK and Newark, and upcoming expansion to Logan enables us to play an important role in supporting the return of domestic and international air travel to pre-pandemic levels by making sure both airport employees and travelers feel safe and confident when they come to the airport. As previously indicated, our intention is to continue XpresCheck’s national expansion and we remain in active discussions with additional airports for further development of this concept.”

About XpresSpa Group, Inc.

XpresSpa Group, Inc. (Nasdaq: XSPA) is a leading global health and wellness holding company. XpresSpa Group’s core asset, XpresSpa, is a leading airport retailer of spa services and related health and wellness products, with 50 locations in 25 airports globally. Through its XpresTest, Inc. subsidiary, the Company also provides COVID-19 screening and testing under its XpresCheck™ brand at JFK International Airport and Newark Liberty International Airport. To learn more about XpresSpa Group, visit: www.XpresSpaGroup.com. To learn more about XpresSpa, visit www.XpresSpa.com. To learn more about XpresCheck, visit www.XpresCheck.com.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. In particular, these statements include, without limitation, statements about our expectations relating to our new XpresCheck™ concept and our ability to open our XpresCheck™ location at Boston Logan International Airport on a timely and cost-efficient basis, being able to expand testing to other communicable diseases as well as administer vaccinations for the seasonal flu, our positioning to be part of the national rollout of a COVID-19 vaccination when it becomes available (including whether such vaccination becomes available in the near term or at all), the degree to which our public testing model assists passengers meet testing requirements in select states and countries, our ability to identify and gain access to the latest and best COVID-19 testing methodologies and equipment, and our ability further expand our initial sites, including at JFK International Airport and Newark Liberty International Airport as well as Boston Logan International Airport as we currently expect, and our overall ability to manage the regulatory challenges associated with this business line.  Forward-looking statements relating to expectations about future results or events are based upon information available to XpresSpa Group as of today's date and are not guarantees of the future performance of the company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in XpresSpa Group’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XpresSpa Group, or other matters and attributable to XpresSpa Group or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XpresSpa Group does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Investor Relations:

ICR

Raphael Gross

(203) 682-8253

Media

Julie Ferguson

Julie@jfprmedia.com

(312) 385-0098